UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 230, Lakewood, CO 80228-2039

(Address of principal executive offices)

1.720.458.1124

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	ACRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 8, 2024, American Clean Resources Group (“ACRG”) posted an update on its website to shareholders addressing ACRG’s delay in filing its financial reports for the fiscal year 2023 as a result of the unexpected retirement and subsequent medical disability of key personnel within our contracted financial advisory firm, and the appointment of Incado Partners, LLC (“Incado”) as our new financial advisory firm.

The update further provided shareholders information regarding our strategic reevaluation and future vision for ACRG, which included the announcement of the name of our renewable energy industrial park, “The Greenway 2 Power™ Renewable Energy Industrial Park”. The update also announced the engagement of the law firm Dickinson Wright, PLLC as its new SEC and corporate counsel.

In addition to the update, ACRG also posted a PowerPoint presentation of “The Greenway 2 Power™ Renewable Energy Industrial Park” and mailed a letter on November 11, 2024 to all shareholders with updates on the future vision and reasoning for the delayed filings.

The information in this Item 7.01, including the information set forth in Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial statements and Exhibits

Exhibit No.	Description
99.1	Update to Shareholders, dated November 8, 2024.
99.2	Presentation – “The Greenway to Power™ Renewable Energy Industrial Park”..
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLEAN RESOURCES GROUP, INC.

Date: November 12, 2024	By:	/s/ Tawana Bain
Tawana Bain
Chief Executive Officer

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